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                                                                EXHIBIT 99.B11



                       CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the captions "Financial Highlights" and "Independent Auditors and Reports to Shareholders" and to the use of our reports on the financial statements of the Tax-Exempt New York Money Market Fund and the statement of net assets of the Investors Municipal Cash Fund - Investors Florida Municipal Cash Fund, - Investors New Jersey Municipal Cash Fund, - Investors Pennsylvania Municipal Cash Fund and - Investors Michigan Municipal Cash Fund dated May 16, 1997, May 8, 1997 and February 13, 1998, respectively, in the Registration Statement (Form N-1A) and their incorporation by reference in the related Prospectus and Statement of Additional Information of Investors Municipal Cash Fund, filed with the Securities and Exchange Commission in this Post-Effective Amendment No. 11 to the Registration Statement under the Securities Act of 1933 (Registration No. 33-34819) and this Amendment No. 12 to the Registration Statement under the Investment Company Act of 1940 (Registration No. 811-6108).





                                           ERNST & YOUNG LLP

Chicago, Illinois
February 19, 1998



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                                                                EXHIBIT 99.B11



                        REPORT OF INDEPENDENT AUDITORS

The Board of Trustees and Shareholder
Investors Municipal Cash Fund --
 Investors Michigan Municipal Cash Fund

We have audited the accompanying statement of net assets of Investors Municipal Cash Fund--Investors Michigan Municipal Cash Fund as of February 13, 1998. This statement of net assets is the responsibility of the Trust's management. Our responsibility is to express an opinion on this statement of net assets based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement of net assets is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement of net assets. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall statement of net assets presentation. We believe that our audit of the statement of net assets provides a reasonable basis for our opinion.

In our opinion, the statement of net assets referred to above presents fairly, in all material respects, the financial position of Investors Municipal Cash Fund--Investors Michigan Municipal Cash Fund at February 13, 1998 in conformity with generally accepted accounting principles.



                                           ERNST & YOUNG LLP

Chicago, Illinois
February 13, 1998